Exhibit 23.2

                            [Letterhead of KPMG LLP]

                              Accountants' Consent

We consent to the use of our report on the consolidated financial statements of MeriStar Hotels & Resorts, Inc. as of December 31, 1998 and 1997 and for each of the years in the three-year period ended December 31, 1998 incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.

                                                    /s/ KPMG LLP
                                                    ------------
                                                    KPMG LLP

Washington, D.C.
April 21, 1999

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